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                                                                   Exhibit 10.71

[LOGO]Ashurst Morris Crisp


Guarantee Agreement

SCPIE HOLDINGS INC.

and

GOSHAWK REINSURANCE LIMITED




2002

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THIS AGREEMENT is made on                2002

BETWEEN

(1) SCPIE HOLDINGS INC. whose registered address is 1888 Century Park East, Suite 800, Los Angeles, California, 90067-1712 (the "Guarantor"); and

(2) GOSHAWK REINSURANCE LIMITED whose registered address is 31 Church Street, Hamilton, Bermuda HM12 (the "Reinsurer").

WHEREAS

(A) SCPIE Indemnity Company, American Healthcare Indemnity Company and American Healthcare Specialty Insurance Company (collectively the "Company") (1) and the Reinsurer (2) intend to enter on the date hereof into a quota share retrocession contract in the form set out in schedule 1 hereto ("Reinsurance Agreement") and certain agreed form agreements referred to therein and including the Security Fund Agreement and the Trust Agreement as set out at schedule 2 hereto.

(B) The Guarantor has agreed to guarantee the obligations of the Company under the Reinsurance Agreement, Security Fund Agreement and Trust Agreement on and subject to the terms of this agreement.

1.     GUARANTEE

1.1 In consideration for the Reinsurer entering into and assuming its obligations under the Reinsurance Agreement, Security Fund Agreement and Trust Agreement (together the "Transaction Agreements") the Guarantor hereby irrevocably and unconditionally guarantees to the Reinsurer as principal obligor the due and punctual performance and observance by the Company of all of its obligations under each of the Transaction Agreements ("this Guarantee"); provided that nothing in this Guarantee shall oblige the Guarantor to act as an insurer or reinsurer in breach of the laws of the United States.

1.2 In any action under this Guaranty the guarantor shall have all defences available to the Company in performance of its obligations under the Transaction Agreements.

2.     CONTINUING OBLIGATION

       This Guarantee is to be a continuing obligation which shall remain in full force and effect until all of the obligations of the Company under each of the Transaction Agreements shall have been fulfilled or shall have expired in accordance with the terms of each such agreement and this Guarantee is to be in addition, and without prejudice to, and shall not merge with, any other right, remedy, guarantee, indemnity or security which the Reinsurer may now or hereafter hold in respect of all or any of the obligations of the Company under the Transaction Agreements.

3.     REINSURER'S PROTECTIONS

       The liability of the Guarantor under this Guarantee shall not be affected, impaired or discharged by reason of any act, omission, matter or thing which but for this provision might

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       operate to release or otherwise exonerate the Guarantor from its obligations hereunder including, without limitation:

       (a) the taking, variation, compromise, renewal, release, refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other person;

       (b) any time or indulgence or waiver given to, or composition made with, the Company or any other person; or

       (c) the Company becoming insolvent, going into receivership or liquidation or having a conservator, liquidator or statutory successor (or other administrator) appointed.

4.     FURTHER PROTECTION

       This Guarantee shall continue in full force and effect notwithstanding:

       (a) that any purported obligation of the Company or any other person to the Reinsurer (or any security therefor) becomes wholly or partly void, invalid or unenforceable for any reason whether or not known to the Reinsurer or the Guarantor; or

       (b) any incapacity or any change in the constitution of, or any amalgamation or reconstruction of, the Guarantor or the Company or any other matter whatsoever.

5.     PRIMARY OBLIGATIONS

       This Guarantee shall constitute the primary obligations of the Guarantor and the Reinsurer shall not be obliged to make any demand on the Company before enforcing its rights against the Guarantor under this Guarantee. The Guarantor therefore agrees that this guarantee provided herein is a guaranty of payment and performance and not of collection. The Guarantor waives any right that any resort be had by the Reinsurer to any security, assets, funds, or property held or actionable against by the Reinsurer as security for the obligations of the Company, or otherwise, to the Reinsurer, any other monetary obligations of the Company to the Reinsurer, or the Reinsurer's rights against any other guarantor or obligor of the obligations of the Company.

6.     WAIVER

       No delay or omission of the Reinsurer in exercising any right, power or privilege under this Guarantee shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

7.     INVALIDITY

       If at any time any one or more of the provisions of this Guarantee is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not be in any way affected or impaired thereby.

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8.     WARRANTIES

       Without prejudice to the Guarantor's guarantee hereunder of the warranties given by the Company to the Reinsurer pursuant to the Reinsurance Agreement, which guarantee shall be subject to the same qualifications and limitations to which such warranties are subject in the Reinsurance Agreement, the Guarantor hereby represents and warrants to the Reinsurer in the terms of the warranties set out in schedule 3 hereto ("Warranties"). The Guarantor's representations and warranty in respect of each of the Warranties shall be deemed repeated continually throughout the term of this agreement. The Guarantor undertakes that it will disclose forthwith in writing to the Reinsurer any matter which becomes known to it which is inconsistent with any of the Warranties given by it hereunder or which is inconsistent with any of the warranties given by the Company under the Reinsurance Agreement. Without restricting the rights of the Reinsurer or the ability of the Reinsurer to claim damages on any basis available to it, but subject to the provisions of the second paragraph of schedule 3 hereto, if the Guarantor is in breach of any of the Warranties or any other term of this agreement the Guarantor shall pay to the Reinsurer on demand as damages the amount necessary on a full indemnity basis to put the Reinsurer into the position which would have existed if the said Warranties or other term of this agreement had not been breached, together with all costs and expenses incurred by the Reinsurer as a result of such breach.

9.     INCORPORATION OF TERMS

       The terms of Articles 19 (Notice), 20 (Waiver and Amendment), 21 (No Partnership), 22 (No Assignment), 24 (Arbitration), 25 (Service of Suit) and 26 (Mode of Execution) of the Reinsurance Agreement shall be deemed incorporated into this agreement save that:

       (a) for the purposes of Article 19.A (Notice) the address for notice for the Guarantor shall be:

            SCPIE Holdings Inc.
            1888 Century Park East
            Suite 800
            Los Angeles
            California
            90067 - 1712

            Fax:  (310) 551 5924

            Attention:  President

       (b) for the purposes of the Article 25 (Service of Suit) service of process shall be duly served upon the Guarantor if delivered personally or sent by registered post to 1888 Century Park East, Suite 800, Los Angeles, California 90067-1712 (marked for the attention of the President of SCPIE Holdings Inc.) or to such other person and address as the Guarantor shall notify the Reinsurer in writing from time to time.

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10.    COUNTERPARTS

       This Guarantee may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorised representatives this 18th day of December 2002.


/s/ Donald J. Zuk, President
---------------------------------
for and on behalf of
SCPIE HOLDINGS INC.



/s/ Jonathan Beck   /s/ J. Kemp
---------------------------------
for and on behalf of
GOSHAWK REINSURANCE LIMITED

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                                   SCHEDULE 1

                              REINSURANCE AGREEMENT

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                                   SCHEDULE 2

                   TRUST AGREEMENT AND SECURITY FUND AGREEMENT

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                                   SCHEDULE 3

Any Warranty expressed to be given "to the best of the Guarantor's knowledge and belief" shall not be qualified in the manner stated unless the Guarantor establishes it has made all reasonable enquiries of its directors, employees and professional advisers (including its accountants and actuaries) and relevant third parties to establish the truth and accuracy of that Warranty.

The Guarantor shall be under no liability in respect of a claim under any of the Warranties at paragraphs 3, 4, and 5 of this schedule 3 unless and until the liability of the Guarantor in respect of that claim when aggregated with the liability of the Guarantor in respect of all other such claims under paragraphs 3, 4, and 5 of this schedule 3 shall exceed US$100,000 (and then the Reinsurer shall be entitled to recover all and not just the excess).

1.     GUARANTOR'S CAPACITY

1.1    Authorisations

       The Guarantor has obtained all corporate authorisations and all other applicable governmental, statutory, regulatory or other consents, licences, waivers or exemptions required to empower it to enter into and to perform its obligations under this agreement.

1.2    Proper Execution

       The Guarantor's obligations under this agreement are enforceable in accordance with their terms.

2.     INSOLVENCY

2.1 No order has been made, petition presented or resolution passed, or any other action taken, for the winding up of or for the appointment of a liquidator, conservator or statutory successor to the Guarantor or in relation to any part of its business and/or assets and to the best of the Guarantor's knowledge and belief no such order, petition, resolution or other action is pending or contemplated. No transfer of assets is being made by the Guarantor and no obligation is being incurred by it in connection with the transactions contemplated by this agreement and/or the Transaction Agreements with the intent to hinder, delay, or defraud either the present or future creditors of the Guarantor.

2.2 The Guarantor has assets exceedingly its liabilities (as such terms are defined by Generally Accepted Accounting Principles and statutory accounting principles applied on a consistent basis) and is not insolvent as provided by the Uniform Fraudulent Transfer Act.

3.     LEGAL COMPLIANCE

       The Guarantor is in compliance with all laws, rules and regulations applicable to the Guarantor and all elements related to its business, operations and financial condition, including, but not limited to, its assets, holdings and employees, as the case may be.

4.     FINANCIAL CONDITION

       The financial statements of the Guarantor accurately and honestly present the Guarantor's financial condition. Since the date of the most recent financial statements of the Company, there

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       has been no adverse change in the Guarantor's business, assets or condition (financial or otherwise).

5.     LITIGATION

       There are no actions, suits or proceedings pending, threatened or contemplated against or affecting the Guarantor or its assets except for claims (i) that are disclosed by the Guarantor in any reports filed by the Guarantor with the United States Securities and Exchange Commission (which reports at the date of this guarantee agreement contain no details of current material litigation); or (ii) that do not exceed US$10,000 individually or US$100,000 in aggregate.

6.     TAXES

       The Guarantor has paid or caused to be paid to the proper authorities when due all federal, state and local taxes applicable to it. The Guarantor has filed with the proper authorities when due all federal, state and local tax returns applicable to it.

7.     OTHER AGREEMENTS

       The Guarantor is not bound by any letter of intent, exclusivity agreement, heads of agreement or equivalent agreement relating to the Contracts (as defined in the Reinsurance Agreement) or the Company.

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